UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2010

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective September 29, 2010, The Pep Boys - Manny, Moe & Jack (the "Company") entered into Indemnification Agreements with each of its officers and directors. Such Indemnification Agreements protect these individuals to the fullest extent permitted by law.

Such protections are similary afforded these idividuals through the Company's bylaws. However, in accordance with a shareholder vote recorded at the Company's 2010 Annual Meeting, the Company is simultaneously amending its bylaws to provide for the ability of a simple majority vote of its shareholders to amend its bylaws, including to remove their indemnification protections.    Accordingly and as previously disclosed in the Company's proxy statement for use at the 2010 Annual Meeting, the Company is entering into the Indemnification Agreements in order to allow all of its officers and directors to continue to perform their functions in the best interests of the Company and its shareholders without fear of liability from frivolous claims and lawsuits.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 29, 2010, the Company amended and restated its bylaws, in accordance with a shareholder vote recorded at the Company's 2010 Annual Meeting, to provide that they may be amended, among other ways, by a simple majority vote of shareholders.

Item 9.01.    Financial Statements and Exhibits

(d)

3(ii).1 Amended and Restated Bylaws

10.1 Form of Indemnification Agreement (management contract or compensatory plan or arrangement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: October 01, 2010	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP-General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.(ii).1	Amended and Restated Bylaws
EX-10.1	Form of Indemnification Agreement